Exhibit 99.1

Telesis Bio Appoints William J. Kullback Chief Financial Officer

SAN DIEGO, August 29, 2023 (GLOBE NEWSWIRE) — Telesis Bio Inc. (NASDAQ: TBIO), a leader in automated multi-omic and synthetic biology solutions, has named William J. Kullback as its Chief Financial Officer, effective August 28, 2023. As CFO, Kullback will be responsible for the Company’s financial planning and analysis, accounting, internal audit, tax, and treasury functions.

“Bill’s deep industry knowledge, operational expertise, and extensive financial experience make him ideally positioned to help lead us through the next phase of the Company’s growth,” said Todd R. Nelson, PhD, CEO, and founder of Telesis Bio. “We are thrilled to welcome Bill to our team and excited to have another leader who brings both a strategic and operational mindset to creating shareholder value as we deliver researchers the tools they need to rapidly and securely design, code, and create synthetic DNA and RNA.”

With more than twenty-eight years of experience as a Chief Financial Officer, Mr. Kullback has held a broad range of financial management and operational roles, primarily in mid-sized to large corporations, including multiple publicly held life-science companies.

Prior to joining Telesis Bio, Mr. Kullback served for five plus years as CFO of BioLegend, Inc., a worldwide provider of life science antibodies and reagents, where he led the company’s September 2021 sale to NYSE listed Revvity (formerly PerkinElmer) for $5.25 billion, the largest acquisition in PerkinElmer’s history.

Before joining BioLegend in 2017, Mr. Kullback served as Chief Financial Officer of Lombard Medical, Inc. (Nasdaq: EVAR), a medical device company, from 2014 to 2017, prior to its acquisition by MicroPort Scientific Corporation, a Shanghai, China based medical device group. Similar CFO appointments at other medical device and technology companies have resulted in a host of successful transactions involving debt, M&A buy-side, M&A sell-side, and public offerings.

Mr. Kullback earned both his MBA and bachelor’s degree from the State University of New York at Buffalo.

About Telesis Bio

Telesis Bio is empowering scientists with the ability to create novel, synthetic biology-enabled solutions for many of humanity’s greatest challenges. As inventors of the industry-standard Gibson Assembly® method and the first commercial automated benchtop DNA and mRNA synthesis system, Telesis Bio is enabling rapid, accurate and reproducible writing of DNA and mRNA for numerous downstream markets. The award-winning BioXp® system consolidates, automates, and optimizes the entire synthesis, cloning and amplification workflow. As a result, it delivers virtually error-free synthesis of DNA and RNA at scale within days and hours instead of weeks or months. Scientists around the world are using the technology in their own laboratories to accelerate the design-build-test paradigm for novel, high-value products for precision medicine, biologics drug discovery, vaccine and therapeutic development, genome editing, and cell and gene therapy. Telesis Bio is a public company based in San Diego. For more information, visit www.telesisbio.com.

Telesis Bio, the Telesis Bio logo, Gibson Assembly, and BioXp are trademarks of Telesis Bio Inc.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements and guidance regarding Telesis Bio’s future financial performance as well as statements regarding the future release and success of new and existing products and services. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled Risk Factors and elsewhere in our Quarterly Report on Form 10-Q, which was filed with the SEC on August 11, 2023. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Telesis Bio disclaims any obligation to update these forward-looking statements.